UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2009

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CORD BLOOD AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Santa Monica Blvd., Suite700 Santa Monica, CA 90401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 432-4090

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Copies to:

Donald G. Davis, Esq.

Law Offices of Davis & Associates, Inc.

PO Box 12009

Marina Del Rey, CA 90295

Phone: (310) 823-8300

Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On June 23, 2009, the Company issued a Convertible Promissory Note in the amount of $200,000, and warrants to acquire up to 54,200,542 shares of Common Stock, in consideration for $200,000 in shorter term financing.

The Note is all due in December of 2009, and bears interest at 10% per annum, compounded monthly.  The Note is convertible into shares of the Company’s common stock at a conversion rate equal to the lower of (i) $.0037, or (ii) eighty five percent (85%) of the lowest intraday bid price of the Common Stock during the 30 trading days preceding the date a Conversion Notice is delivered to the Borrower.

The Warrant has a three year term, provides for  its exercise to acquire up to 54,200,542 shares of the Company’s Common Stock at a per share warrant exercise  price equal to the last public sale price of the registrant’s Common Stock on the Business Day immediately prior to the date of issuance of this Warrant, and may be exercised on a “cashless” basis permitting the warrant holder to surrender all or a portion of an “in the money’ Warrant, and receive a credit against the Warrant exercise price otherwise payable equal to the premium by which the market price of registrant’s stock at the time of Warrant exercise exceeds the exercise price for the Warrant.

Copies of the Note and Warrant are attached hereto as Exhibits, and by this reference incorporated herein in full.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

4(i)

Convertible Promissory Note for $200,000

4(ii)

Warrant exercisable into unto 54,200,542 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ Matthew L. Schissler
Matthew L. Schissler,
Chief Executive Officer

Date:  June 29, 2009

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